EXHIBIT 99.1
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                                                           FOR IMMEDIATE RELEASE
CONTACTS:
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Robert Apple, Chief Operating & Financial Officer       Don Weinberger
INKINE PHARMACEUTICAL COMPANY, INC.                     WOLFE AXELROD WEINBERGER
(215) 283-6850                                          ASSOC. LLC
                                                        (212) 370-4500
                                                        don@wolfeaxelrod.com
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                 INKINE ANNOUNCES WITHDRAWAL OF PUBLIC OFFERING

BLUE BELL, PA MARCH 14, 2004 -- INKINE PHARMACEUTICAL COMPANY, INC. (NASDAQ:
INKP) today reported that its previously announced public offering for six million shares of common stock, at $5.00 per share, that was scheduled to close on Monday, March 15, has been withdrawn. On Friday evening, March 12, in the course of preparing for the closing, it came to the Company's attention that its certificate of incorporation does not contain any provision exempting the Company from providing preemptive rights in connection with certain securities offerings. Under New York law, shareholders of corporations such as InKine, that were incorporated before February 22, 1998, generally have preemptive rights unless the certificate of incorporation provides otherwise. Typically these preemptive rights are eliminated when a corporation becomes a public entity by the filing of an amendment to the certificate of incorporation. In 1995, when InKine (formerly Panax Pharmaceutical) filed for its IPO, the former management and board of directors did not amend the certificate of incorporation to eliminate these rights.

If shareholders at the time of certain prior securities offerings had preemptive rights, those shareholders may have certain claims against the Company. The Company, in conjunction with independent counsel, is evaluating all the facts, as well as potential claims and defenses, to assess the extent of the Company's potential exposure. If statutory preemptive rights are found to exist, and if shareholders with such rights claim damage from prior offerings, the Company believes that it is entitled to reimbursement for any resulting liabilities from third parties. However, no assurance can be given that the Company will obtain such reimbursement or that any such liability will not be material. The Company intends to take all such actions as are necessary to clearly eliminate the applicability of statutory preemptive rights to future securities offerings.

As the Company previously stated, the use of proceeds from the proposed offering was primarily for the acquisition of new gastrointestinal opportunities and general corporate purposes. Accordingly, the Company does not believe that the withdrawal will have any significant adverse effect upon current operations.

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ABOUT INKINE PHARMACEUTICAL

INKINE PHARMACEUTICAL COMPANY, INC. is a publicly traded specialty pharmaceutical company focused on developing and commercializing pharmaceutical products for the diagnosis and treatment of gastrointestinal disorders. The Company's development strategy is to acquire late-stage drug candidates with short time lines to commercialization. The Company's franchise product, Visicol(R) is the only tablet purgative preparation indicated for bowel cleansing prior to colonoscopy. InKine's second product, IB-Stat(R), is an oral hyoscyamine spray for the treatment of a variety of indications. Additionally, the Company has filed a provisional patent application for the development of a new generation purgative, for which clinical trials are expected to initiate during 2004, and is developing Colirest(TM), which is in clinical trials for the treatment of Crohn's disease. For further information, please visit InKine on its web site HTTP://WWW.INKINE.COM.

IN ADDITION TO HISTORICAL FACTS OR STATEMENT OF CURRENT CONDITION, THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS PROVIDE INKINE'S CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. THESE MAY INCLUDE STATEMENTS REGARDING ANTICIPATED SCIENTIFIC PROGRESS ON ITS RESEARCH PROGRAMS, DEVELOPMENT OF POTENTIAL PHARMACEUTICAL PRODUCTS, INTERPRETATION OF CLINICAL RESULTS, PROSPECTS FOR REGULATORY APPROVAL, MANUFACTURING DEVELOPMENT AND CAPABILITIES, MARKET PROSPECTS FOR ITS PRODUCTS, SALES AND EARNINGS PROJECTIONS, AND OTHER STATEMENTS REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS. YOU MAY IDENTIFY SOME OF THESE FORWARD-LOOKING STATEMENTS BY THE USE OF WORDS IN THE STATEMENTS SUCH AS "ANTICIPATE," "ESTIMATE," "EXPECT," "PROJECT," "INTEND," "PLAN," "BELIEVE" OR OTHER WORDS AND TERMS OF SIMILAR MEANING. INKINE'S PERFORMANCE AND FINANCIAL RESULTS COULD DIFFER MATERIALLY FROM THOSE REFLECTED IN THESE FORWARD-LOOKING STATEMENTS DUE TO GENERAL FINANCIAL, ECONOMIC, REGULATORY AND POLITICAL CONDITIONS AFFECTING THE BIOTECHNOLOGY AND PHARMACEUTICAL INDUSTRIES AS WELL AS MORE SPECIFIC RISKS AND UNCERTAINTIES SUCH AS THOSE SET FORTH IN ITS REPORTS ON FORM 10-Q AND 10-K FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. GIVEN THESE RISKS AND UNCERTAINTIES, ANY OR ALL OF THESE FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INCORRECT. THEREFORE, YOU SHOULD NOT RELY ON ANY SUCH FACTORS OR FORWARD-LOOKING STATEMENTS. FURTHERMORE, INKINE DOES NOT INTEND (AND IT IS NOT OBLIGATED) TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS. THIS DISCUSSION IS PERMITTED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.